Exhibit 23.1

                          Consent of Zeller Weiss & Kahn,
                           Certified Public Accountants




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[ZELLER WEISS & KAHN LETTERHEAD]







                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------




     We consent to the inclusion in this registration statement on Form S-1 (File No.333-1592) of our report dated February 9, 1996, except for note 11(F) as to which the date is April 22, 1996, on our audits of the financial statements and financial statement schedules of Compost America Holding Company, Inc. We also consent to the reference to our firm under the caption "Experts".



                                                /s/ Zeller Weiss & Kahn
                                                Zeller Weiss & Kahn




Moutainside, New Jersey
May 28, 1996